As filed with the Securities and Exchange Commission on July 16, 1999
                                        Registration No. 333-
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM S-4
                REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933
                 ____________________

                  KOHL'S CORPORATION
(Exact name of Registrant as specified in its charter)

        Wisconsin                       5311                39-1630919
 (State or other jurisdiction         (Primary SIC         (I.R.S. Employer
of incorporation or organization)     Code Number)        Identification No.)

                      N56 W17000 Ridgewood Drive
                  Menomonee Falls, Wisconsin  53051
                            (414) 703-7000
                    (Address, including zip code,
              and telephone number, including area code,
             of Registrant's principal executive offices)
                        ____________________

                       William S. Kellogg
                     R. Lawrence Montgomery
                       Kohl's Corporation
                   N56 W17000 Ridgewood Drive
                Menomonee Falls, Wisconsin  53051
                         (414) 703-7000
   (Name, address, including zip code, and telephone number, including area code, of agents for service)

                            COPY TO:
                      Peter M. Sommerhauser
                      Godfrey & Kahn, S.C.
                     780 North Water Street
                   Milwaukee, Wisconsin  53202
                         (414) 273-3500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, please check the following box.[ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

            CALCULATION OF REGISTRATION FEE

                                    PROPOSED       PROPOSED
TITLE OF EACH                       MAXIMUM        MAXIMUM
  CLASS OF            OFFERING      AGGREGATE      AMOUNT OF
SECURITIES TO BE     AMOUNT TO BE    PRICE         OFFERING      REGISTRATION
 REGISTERED           REGISTERED   PER UNIT (1)     PRICE            FEE

7 1/4% Debentures    $200,000,000     100%       $200,000,000      $55,600
due June 1, 2029

     (1) Calculated based on the book value of the securities to be received by the registrant in the exchange in accordance with Rule 457(f)(2) under the Securities Act of 1933.

     The  Registrant  hereby amends  this  Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Kohl's may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




PROSPECTUS            SUBJECT TO COMPLETION, DATED ______________ _____, 1999



                        KOHL'S

      Offer to exchange up to $200,000,000 of its
          7 1/4% Debentures due June 1, 2029
which have been registered under the Securities Act of
                         1933
              for all of its outstanding
          7 1/4% Debentures due June 1, 2029

                 ____________________

    * The exchange offer of Kohl's Corporation expires at 5:00 p.m., New York City time, on ___________ ____ ,
       1999, unless extended.

    *  The exchange offer is not subject to any conditions other than that:

       - the exchange offer, or the making of any exchange by a debenture holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

       -  no action or proceeding shall have been
          instituted or threatened with respect to the exchange offer which, in our judgment, would impair our ability to proceed with the exchange offer, and

       - no law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in our good faith determination, does not permit us to effect the exchange offer.

    * All outstanding debentures that are validly tendered and not validly withdrawn will be exchanged.

    * Tenders of outstanding debentures may be withdrawn at any time before 5:00 p.m. on the date of expiration of the exchange offer.

    * The exchange of debentures will not be a taxable exchange for U.S. federal income tax purposes.

    *  We will not receive any proceeds from the exchange offer.

    * The terms of the new debentures to be issued are substantially identical to your old debentures, except that the new debentures will not have securities law transfer restrictions and you will not have registration rights.

    * There is no established trading market for the new debentures and we do not intend to apply for listing of the new debentures on any securities exchange.

                 ____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 ____________________

The date of this prospectus is                        , 1999.

                   TABLE OF CONTENTS
                                                            Page

Forward-Looking Statements                                     4
Prospectus Summary                                             5
Selected Consolidated Financial Data                          11
Use of Proceeds                                               13
The Exchange Offer                                            13
Description of Debentures                                     23
Certain Federal Income Tax Considerations                     34
Plan of Distribution                                          35
Legal Matters                                                 36
Experts                                                       36

          WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC.
Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov.
You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth
Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the SEC located at 7 World Trade
Center, New York, New York 10048 and Citicorp Center,
500 West Madison Street, Chicago, Illinois 60661.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock is listed on the New York Stock
Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad
Street, New York, New York 10005.

     We are "incorporating by reference" specified documents that we file with the SEC, which contain important business and financial information about
Kohl's not included in or delivered with the prospectus. "Incorporating by reference" means:

    * incorporated documents are considered part of this prospectus,
    * we are disclosing important information to you by referring you to those documents, and
    *  information we file with the SEC will
       automatically update and supercede this prospectus.

     We incorporate by reference the documents listed below and any documents we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the
Securities Exchange Act of 1934 (the "Exchange Act") that we file after the date of this prospectus but before the end of the offering of debentures:

    * our annual report on Form 10-K for the fiscal year ended January 30, 1999;
    * our quarterly report on Form 10-Q for the fiscal quarter ended May 1, 1999; and
    *  our current report on Form 8-K dated March 9, 1999.

     You may also request a copy of these filings
(excluding exhibits), at no cost, by writing or telephoning our chief financial officer at the following address:

                     Arlene Meier
                  Kohl's Corporation
              N56 W17000 Ridgewood Drive
           Menomonee Falls, Wisconsin 53051
                    (414) 703-7000

     To obtain timely delivery of any of this
information you must make your request at least five
business days prior to the expiration of the exchange
offer.  The date by which you must make your request is
             , 1999.
                 ____________________

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the debentures in any jurisdiction except where an offer or sale is permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and are incorporating by reference, is accurate only as of the dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

              FORWARD-LOOKING STATEMENTS

     Statements in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be "forward-looking statements," subject to protections under federal law.
We intend words such as "believes," "anticipates,"
"plans," "expects" and similar expressions to identify forward-looking statements. In addition, statements covering our future performances and our plans, objectives, expectations or intentions are forward-looking statements, such as statements regarding our debt service requirements, planned capital expenditures, future store openings and adequacy of capital resources. There are a number of important factors that could cause our results to differ materially from those indicated by the forward-looking statements, including among others those discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our annual and quarterly reports and as follows:

     *    heightened competition;

     *    adverse weather conditions in our retail markets;

     *    increases in interest rates;

     *    increases in real estate, construction and development costs;

     * inventory imbalances caused by unanticipated fluctuations in consumer demand;

     * trends in the economy which affect consumer confidence and demand for our merchandise;

     * our ability to find suitable store sites that we can acquire on acceptable terms;

     * our ability to continue to hire, train and retain sufficient numbers of capable and talented associates; and

     * interruptions in our business as a result of a Year 2000 computer problem in our systems or in the systems of one of our major suppliers.

                  PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you.


                        Kohl's

     We currently operate 231 family oriented, specialty department stores primarily in the Midwest and Mid-Atlantic areas of the United States. Our stores feature quality, national brand merchandise which provides exceptional value to customers. We sell moderately priced apparel, shoes, accessories, soft home products and housewares targeted to middle-income customers shopping for their families and homes. Our stores have fewer departments than traditional, full-line department stores, but offer customers dominant assortments of merchandise displayed in complete selections of styles, colors and sizes. Central to our pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are our unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution.

     Since 1986, we have expanded from 40 stores to our current total of 231 stores both by acquiring and converting pre-existing stores to our retailing format and by opening new stores. From fiscal 1994 to fiscal
1998, our net sales increased from $1.6 billion to $3.7
billion and our operating income increased from $123.9 million to $337.9 million.

     We believe that we have substantial opportunity for further growth. We plan to open approximately 44 stores in 1999, including entering new markets in Denver, St. Louis and Dallas/Ft. Worth. We have already opened 18 stores this year and plan to open approximately 26 stores in the second half of the year.
We plan to open 50 to 55 stores in 2000, including 33 locations previously operated by Caldor Corporation in New York (12 stores), New Jersey (11 stores),
Connecticut (9 stores) and Maryland (1 store). Our expansion strategy is to open additional stores in existing markets, where we can leverage advertising, purchasing, transportation and other regional overhead expenses; in contiguous markets, where we can extend regional operating efficiencies; and in new markets which offer a similar opportunity to implement our retailing concept successfully.

     Our retailing concept has proven to be readily transferable to new markets. For example, we have successfully opened new stores in small markets, such as Kalamazoo and Knoxville; intermediate markets, such as Kansas City and Charlotte; and large markets, such as Chicago and Philadelphia. In addition, our concept has been successful in various retailing formats such as strip shopping centers, community and regional malls and free-standing stores. We believe that the transferability of our retailing strategy, our experience in acquiring and converting pre-existing stores and in opening new stores, and our substantial investment in our management information systems, centralized distribution and headquarters functions provide a solid foundation for further expansion.

     Our fiscal year ends on the Saturday closest to January 31. Our principal executive offices are located at N56 W17000 Ridgewood Drive, Menomonee Falls,
Wisconsin 53051. Our telephone number at this location is (414) 703-7000.


                  The Exchange Offer

     We sold $200,000,000 of our 7 1/4% Debentures due
June 1, 2029 to the initial purchasers on June 1, 1999.
The initial purchasers resold those debentures (the
"old debentures") in reliance on Rule 144A, Regulation
S and other exemptions under the Securities Act of 1933, as amended (the "Securities Act").

Registration Rights Agreement      We entered into a registration rights
                                   agreement with the initial purchasers on June 1, 1999 in which we agreed, among other things, to:

                                   *  file a registration statement with the
                                      SEC on or before October 14, 1999
                                      relating to the exchange offer;

                                   *  use our reasonable best efforts to
                                      cause the registration statement, which
                                      includes this prospectus, to become
                                      effective on or before November 28,
                                      1999; and

                                   *  us our reasonable best efforts to
                                      complete the exchange offer during the
                                      45-day period after the registration
                                      statement becomes effective.

                                   As a result of making this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If you do not tender your old debentures in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely transferable new debentures in the exchange offer. See "The Exchange Offer--Purpose and Effect; Registration Rights." If you are eligible to participate in the exchange offer and do not tender your old debentures, you will continue to hold the untendered old debentures, which will continue to be subject to restrictions on transfer under the Securities Act.

New Debentures                     We are offering registered 7 1/4%
                                   Debentures due June 1, 2029 for your old debentures. The terms of the new debentures and your old debentures are substantially identical except:

                                   *   the new debentures will be registered
                                       under the Securities Act;

                                   *   the new debentures will not contain
                                       securities law restrictions on
                                       transfer; and

                                   *   except in limited circumstances, your
                                       rights, including your right to receive
                                       additional interest under the
                                       registration rights agreement, will
                                       terminate.

The Exchange Offer                  We are offering to exchange $1,000 in
                                    principal amount of the new debentures
                                    for each $1,000 in principal
                                    amount of your old debentures
                                    (subject to the $100,000 minimum
                                    denomination for the debentures). As of the date of this prospectus, $200 million aggregate principal amount of the old debentures are outstanding.

Expiration Date                     You have until 5:00 p.m., New York City
                                    time, on     , 1999, to validly tender your
                                    old debentures if you want to exchange your old debentures for new debentures. We may extend that date under certain conditions.

Conditions of the Exchange Offer;
Extensions; Amendments              If you validly tender, and do not validly
                                    withdraw, your old debentures, your old
                                    debentures will be exchanged for new
                                    debentures if the following conditions are met:

                                    * the exchange offer, or the making of any exchange by a debenture holder, does not violate applicable law or any applicable interpretation of the staff of the SEC,

                                    *  no action or proceeding shall have been
                                       instituted or threatened with respect
                                       to the exchange offer which, in our
                                       judgment, would impair our ability to
                                       proceed with the exchange offer, and

                                    * no law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in our good faith determination, does not permit us to effect the exchange offer.

                                    We may delay or extend the exchange offer and if any of the above conditions are not met, we may terminate the exchange offer. You will be notified of any delay, extension or termination.

                                    We may also waive any condition or amend the terms of the exchange offer. If we materially amend the exchange offer, we will notify you.

Interest You will receive interest on the new debentures from the date interest was last paid on your old debentures. If no interest was paid on your old debentures, you will receive interest from June 1, 1999.

Procedures for Tendering Old
Debentures; Special Procedures
for Beneficial Owners.              If you want to participate in the
                                    exchange offer, you must transmit a
                                    properly completed and signed letter of
                                    transmittal, and all other documents
                                    required by the letter of transmittal,
                                    to the exchange agent. Please send
                                    these materials to the exchange agent at
                                    the address set forth in the accompanying
                                    letter of transmittal prior to
                                    5:00 p.m., New York City time,
                                    on                   , 1999.
                                    You must also send either:

                                    *  certificates of your old debentures;

                                    *  a timely confirmation of book-entry
                                       transfer of your old debentures into
                                       the exchange agent's account at The
                                       Depository Trust Company; or

                                    *  the items required by the guaranteed
                                       delivery procedures described below.

                                    If you are a beneficial owner of old
                                    debentures and your old debentures are
                                    registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and you wish to tender your old debentures in the exchange offer, you should instruct your nominee to promptly tender the old debentures on your behalf.

                                    By executing the letter of transmittal, you will represent to us that:

                                    *  you are not an "affiliate" (as defined
                                       in Rule 405 of the Securities Act) of us;

                                    * if you are a broker-dealer that acquired your debentures as a result of market-making or other trading activities you will deliver a prospectus in connection with any resale of new debentures;

                                    *  you will acquire the new debentures in
                                       the ordinary course of your business;

                                    * you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the old debentures or the new debentures; and

                                    *  you are not acting on behalf of any
                                       person who could not truthfully make the foregoing representations.

                                    If your debentures are not accepted for
                                    exchange for any reason, they will be
                                    returned to you at our expense.

Guaranteed Delivery Procedures      If you wish to tender your old debentures
                                    and:

                                    *  your old debentures are not immediately
                                       available;

                                    *  you are unable to deliver your old
                                       debentures or any other documents that
                                       you are required to deliver to
                                       the exchange agent on time; or

                                   *  you cannot complete the procedures for
                                      delivery by book-entry transfer on time;

                                   then you may tender your old debentures
                                   according to the guaranteed delivery
                                   procedures that are discussed in the letter of transmittal and in "The Exchange Offer-- Guaranteed Delivery Procedures."

Withdrawal Rights                  Tenders of old debentures may be withdrawn
                                   at any time prior to 5:00 p.m., New York
                                   City time, on the expiration date.

The Exchange Agent                 The Bank of New York is the exchange agent.
                                   Its address and telephone number are set forth in "The Exchange Offer-The Exchange
                                   Agent; Assistance."

Resales of New Debentures          We believe that the new debentures may be
                                   offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery requirements of the
                                   Securities Act, if:

                                   *  you acquire the new debentures in the
                                      ordinary course of your business;

                                   *  you are not participating, and have no
                                      arrangement or understanding with any
                                      person to participate, in a distribution
                                      (within the meaning of the Securities
                                      Act) of the old debentures or the new
                                      debentures;

                                  * you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of us.

                                  You should read this prospectus under the heading "The Exchange Offer--Resales of the New Debentures," for a more complete description of why we believe you can freely transfer new debentures received in the exchange offer without registration or delivery of a prospectus.

                                  All broker-dealers who are issued new
                                  debentures for their own accounts in exchange for old debentures that were acquired as a result of market-making or other trading activities must acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new debentures. If you are a broker-dealer and required to deliver a prospectus, you may use this prospectus for an offer to resell, a resale or other transfer of the new debentures.

Federal Income Tax
Consequences                      The issuance of the new debentures will not
                                  constitute an exchange for federal income tax purposes. You will not recognize any gain or loss upon receipt of the new debentures. See
                                  "Certain Federal Income Tax Considerations."

        Summary of Terms of the New Debentures

     The new debentures will evidence the same debt as the old debentures and will be governed by the same indenture under which the old debentures were issued.

Aggregate Principal Amount       Up to $200,000,000.

Interest Rate                    7 1/4% per year.

Maturity Date                    June 1, 2029.

Interest Payment Dates           June 1 and December 1 of each year,
                                 beginning December 1, 1999.

Interest Calculations            Based on 360-day year of twelve 30-day
                                 months.

Ranking The debentures will rank equally with all other unsecured and unsubordinated indebtedness of Kohl's Corporation.

Optional Redemption              The debentures are redeemable by us prior to
                                 their maturity.

Sinking Fund                      None.

Minimum Denomination              $100,000.

    General Indenture Provisions Applicable to the Debentures

Limit on Debt                     The indenture does not limit the amount of
                                  debt that we may issue or provide
                                  holders any protection should we be involved in a highly leveraged transaction.

Certain Covenants                 The indenture governing the debentures
                                  contains covenants that, among other
                                  things, will limit the ability of Kohl's
                                  Corporation and our largest operating
                                  subsidiary, Kohl's Department Stores, Inc., to:

                                  * incur, issue, assume or guarantee certain additional secured indebtedness, and

                                  *  engage in sale and leaseback transactions.

                                  These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Debentures" in this prospectus.

Events of Default                 Each of the following is an event of default
                                  under the indenture:

                                  *  our failure for 30 days to pay interest
                                     when due on the debentures,

                                  *  our failure to pay principal of or
                                     premium, if any, on the debentures when
                                     due,

                                  *  our failure to perform covenants with
                                     respect to the debentures for 60 days
                                     after receipt of notice of failure,

                                  *  default in the payment of principal or
                                     default and acceleration of at least
                                     $25.0 million in aggregate principal
                                     amount of other debt of Kohl's
                                     Corporation, and

                                  * certain events of bankruptcy, insolvency or reorganization of Kohl's Corporation.

Remedies If an event of default occurs, the trustee under the indenture or holders of at least 25% in aggregate principal amount of outstanding debentures may declare the principal immediately due and payable.

                 SELECTED CONSOLIDATED FINANCIAL DATA

     We derived the selected consolidated financial data in the following table for each of the five years in the period ended January 30, 1999 from our consolidated financial statements, which have been audited by Ernst & Young LLP, independent auditors. We derived the selected consolidated financial data for the three months ended May 2, 1998 and May 1, 1999 from our unaudited consolidated financial statements, which, in the opinion of management, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations as of the dates and for the periods presented. The results for the three months ended May 1, 1999 are not necessarily indicative of results to be expected for the full fiscal year. You should read this information in conjunction with our consolidated financial statements and related notes, management's discussion and analysis of financial condition and results of operations and other financial information incorporated into this offering memorandum.

     Our fiscal year ends on the Saturday closest to January 31. Fiscal 1995 contained 53 weeks.


                                      Fiscal Year Ended                          Three  Months Ended

                January 28,   February 3,  February 1,  January 31,  January 30,   May 2,    May 1,
                  1995          1996          1997        1998         1999         1998      1999
                                    (Dollars in Thousands)                            (Unaudited)

Statement of
Operations Data:

Net sales      $1,554,100     $1,925,669    $2,388,221   $3,060,065   $3,681,763   $744,571   $910,256   $       $     $      $

Cost of
merchandise
sold.           1,037,740      1,294,653     1,608,688    2,046,468    2,447,301    491,102    597,128

Gross margin      516,360        631,016       779,533    1,013,597    1,234,462    253,469    313,128

Selling,
general and       356,893        436,442       536,226      678,793      810,162    180,353    216,032
administrative
expenses

Depreciation
and amortization   27,402         33,931        44,015       57,380       70,049     16,284     19,877

Preopening
Expenses            8,190         10,712        10,302       18,589       16,388      7,542     7,945

Credit operations,
non-recurring (a)      -          14,052           -            -            -          -         -

Operating income  123,875        135,879       188,990      258,835      337,863     49,290    69,274

Interest expense,
net                 6,424         13,150        17,622       23,772       21,114      5,059     5,132

Income before
income taxes      117,451        122,729       171,368      235,063      316,749     44,231    64,142

Provision for
income taxes       48,939         50,077        68,890       93,790      124,483     17,383    24,823

Net income     $   68,512     $   72,652    $  102,478   $  141,273   $  192,266  $  26,848  $ 39,319

Operating Data:
Comparable store
sales growth(b)       6.1%           5.9%         11.3%        10.0%         7.9%      12.0%     10.8%

Net sales per
selling square
foot (c)       $      258     $      257    $      261   $      267    $     265   $     57  $     58

Total square
feet of selling
space (in thousands;
end of period)      6,824          8,378        10,064       12,533       15,111     13,681    16,130

Number of
stores open
(end of period)       108            128           150          182          213        197       226

Capital expenditure
including capitalized
leases and favorable
lease rights  $   132,800      $  138,797    $  223,423   $  202,735   $ 248,878   $ 45,846  $207,344

Balance Sheet
Data (end of period):

Working capital $ 114,637      $  175,368    $  229,339   $  525,251   $ 559,207   $524,592  $670,344

Property and
equipment, net    298,737         409,168       596,227      749,649     933,011    781,325   984,831

Total assets      658,717         805,385     1,122,483    1,619,712   1,936,095  1,679,409  2,195,489

Total long-term
debt             108,777          187,699       312,031      310,366     310,912    311,142    308,878

Shareholders'
equity           334,249          410,638       517,471      954,782   1,162,779    983,066  1,454,728

Other Data:

Ratio of earnings
to fixed
charges(d)         6.91x             4.96x(e)      4.94x        5.06x       5.99x      3.90x      4.68x

                               (footnotes on next page)

(a) Effective September 1, 1995, we terminated our agreement with Citicorp Retail Services under which we sold our private label credit card receivables. At the same time, we established our own credit card operation. In connection with this transaction, we incurred a one-time charge of $14.1 million ($8.3 million after-tax).

(b) Comparable store sales for each period are based on sales of stores (including relocated or expanded stores) open throughout the current and prior year. Comparable store sales growth for fiscal 1996 compares the 52 weeks of fiscal 1996 to the same 52 week calendar in fiscal 1995 and excludes the electronics business that we discontinued in 1996. Comparable store sales growth for fiscal 1995 has been adjusted to eliminate the 53rd week in fiscal 1995.

(c) Net sales per selling square foot is calculated using net sales of stores that have been open for the full period, divided by their square footage of selling space.

(d) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" means pre-tax income plus fixed charges minus capitalized interest. "Fixed charges" includes interest (expensed or capitalized), the portion of rent expense representative of interest and the amortization of deferred financing costs.

(e) Excluding the credit operations non-recurring expense of $14.1 million, the ratio of earnings to fixed charges would be 5.40x.

                    USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer.

                  THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

     We sold the old debentures to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley &
Co. Incorporated, BNY Capital Markets, Inc. and Banc
One Capital Markets, Inc., as initial purchasers, on June 1, 1999. The initial purchasers then resold the old debentures under an offering memorandum dated May
26, 1999 in reliance on Rule 144A, Regulation S and other available exemptions under the Securities Act.
On June 1, 1999, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed:

    * to file with the SEC a registration statement relating to the exchange offer under the Securities Act no later than October 14, 1999;

    * to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before November 28, 1999; and

    * to use our reasonable best efforts to cause the exchange offer to be consummated not later than 45 days following the date of effectiveness of the exchange offer registration statement.

     If you participate in the exchange offer, you will, with limited exceptions, receive debentures that are freely tradable and not subject to restrictions on transfer. You should read this prospectus under the heading "--Resales of New Debentures" for more information relating to your ability to transfer new debentures.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old debentures in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

     If you are eligible to participate in the exchange offer and do not tender your old debentures, you will continue to hold the untendered old debentures, which will continue to be subject to restrictions on transfer under the Securities Act.

     In the registration rights agreement, we will be required to file a shelf registration statement only if:

    * after June 1, 1999, there is a change in law or applicable interpretations of the law by the staff of the SEC, and as a result we are not permitted to complete the exchange offer as contemplated by the registration rights agreement, or

    * any holder of the old debentures is not able to participate in the exchange offer, or

    * any holder of the old debentures does not receive fully transferable new debentures, or

    * the exchange offer registration statement is not declared effective by November 28, 1999 or the exchange offer is not consummated within 45 days after the exchange offer registration statement is declared effective, but we may terminate such shelf registration statement at any time, without penalty, if the exchange offer registration statement is declared effective or the exchange offer is consummated, or

    * upon the request of any of the initial purchasers made within 90 days after the consummation of the exchange offer with respect to old debentures not eligible to be exchanged in the exchange offer and held by it following the consummation of the exchange offer.

     The shelf registration statement will permit only certain holders to resell their debentures from time to time. In addition, such holders must:

    * provide certain information in connection with the registration statement, and

    * agree in writing to be bound by all provisions of the registration rights agreement (including the applicable indemnification obligations).

     A holder who sells old debentures pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the old debentures copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective.
Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including the applicable indemnification obligations).

     If a shelf registration statement is required, we will use our reasonable best efforts to:

    * file the shelf registration statement with the SEC no later than (a) November 28, 1999 or (b) the 60th day after such filing obligation arises, whichever is later, and

    * cause the shelf registration statement to be declared effective by the SEC no later than December
       28, 1999, and

    * keep the shelf registration statement effective until June 1, 2001, or if earlier until all of the debentures covered by the shelf registration statement are sold thereunder or are already freely tradable.

Additional Interest

     If a registration default occurs (this term is defined below under this subheading), then we will be required to pay additional interest to each holder of the old debentures. During the first 90-day period that a registration default occurs, we will pay additional interest equal to 0.25% per year. At the beginning of the second and any subsequent 90-day period that a registration default is continuing, the amount of additional interest will increase by an additional 0.25% per year until all registration defaults have been cured. However, in no event will the rate of additional interest exceed 0.5% per year.
Such additional interest will accrue only for those days that a registration default occurs and is continuing. All accrued additional interest will be paid to the holders of the debentures in the same manner as interest payments on the debentures, with payments being made on the interest payment dates for the debentures. Following the cure of all registration defaults, no more additional interest will accrue.

     You will not be entitled to receive any additional interest if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, your old debentures for new debentures in the exchange offer.

     A "registration default" includes if:

    * we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, or

    * any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, or

    * we fail to complete the exchange offer on or prior to the date specified for such completion, or

    * the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the debentures during the period specified in the registration rights agreement, subject to certain exceptions for limited periods of time with respect to the shelf registration statement.

     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

Expiration Date; Extensions

     The expiration date at the exchange offer is , 1999 at 5:00 p.m., New York City time. We, in our sole discretion, may extend the exchange offer. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We expressly reserve the right, in our sole and absolute discretion:

    *  to delay accepting any old debentures;

    *  to extend the exchange offer;

    * if any of the conditions under "--Conditions of the Exchange Offer" have not been satisfied, to terminate the exchange offer; and

    * to waive any condition or otherwise amend the terms of the exchange offer in any manner.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the old debentures. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the exchange agent. We will also make a public announcement of the event. If the announcement relates to an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a national news service.

Terms of the Exchange Offer

     We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of new debentures for each $1,000 in principal amount of outstanding old debentures. We will accept for exchange any and all old debentures that are validly tendered on or before 5:00 p.m., New
York City time, on the expiration date. Tenders of the old debentures may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of old debentures being tendered for exchange. However, the exchange offer is subject to the registration rights agreement and the satisfaction of the conditions described under "-Conditions of the Exchange Offer." Old debentures may be tendered only in a minimum denomination of $100,000 and integral multiples of $1,000. Holders may tender less than the aggregate principal amount represented by their old debentures if they appropriately indicate this fact on the letter of transmittal accompanying the tendered old debentures or indicate this fact pursuant to the procedures for book-entry transfer described below.

     As of the date of this prospectus, $200 million in aggregate principal amount of the old debentures were outstanding. Solely for reasons of administration, we have fixed the close of business on , 1999, as the record date for purposes of determining
the persons to whom this prospectus and the letter of transmittal will be mailed initially. Only a holder of the old debentures (or such holder's legal representative or attorney-in-fact) whose ownership is reflected in the records of The Bank of New York, as registrar, or whose debentures are held of record by The Depository Trust Company ("DTC") may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the old debentures that are entitled to participate in the exchange offer.

     We will be deemed to have accepted validly tendered old debentures when, as and if we give oral or written notice of its acceptance to the exchange agent.
The exchange agent will act as agent for the tendering holders of old debentures and for purposes of receiving the new debentures from us. If any tendered old debentures are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted old debentures will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Holders of old debentures do not have any appraisal or dissenters' rights under applicable law or the indenture as a result of the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange
Act and the rules and regulations under the Exchange
Act, including Rule 14e-1.

     Holders who tender their old debentures in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old debentures pursuant to the exchange offer. See "--Fees and Expenses."

     Neither we nor our board of directors make any recommendation to holders of old debentures as to whether to tender any of their old debentures pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old debentures must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of old debentures to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors.

Conditions of the Exchange Offer

     You must tender your old debentures in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer.

     Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any old debentures, and may terminate or amend the exchange offer if:

    * the exchange offer, or the making of any exchange by a debenture holder, violates applicable law or any applicable interpretation of the staff of the SEC,

    * any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our judgment, would impair our ability to proceed with the exchange offer, or

    * any law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in our good faith determination, does not permit us to effect the exchange offer.

     If we determine in our sole discretion that any of the above events or conditions has occurred, we may, subject to applicable law, terminate the exchange offer and return all old debentures tendered for exchange or may waive any condition or amend the terms of the exchange offer.

     We expect that the above conditions will be satisfied. The above conditions are for our sole benefit and may be waived by us at any time in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties.

Interest

     Each new debenture will bear interest from the most recent date to which interest has been paid or duly provided for on the old debenture surrendered in exchange for such new debenture or, if no such interest has been paid or duly provided for on such old debenture, from June 1, 1999. Interest on the new debentures will be payable semi-annually on June 1 and December 1 of each year.

Procedures for Tendering Old Debentures

     The tender of a holder's old debentures and our acceptance of old debentures will constitute a binding agreement between the tendering holder and us upon the terms and conditions of this prospectus and the letter of transmittal. Unless a holder tenders old debentures according to the guaranteed delivery procedures or the book-entry procedures described below, the holder must transmit the old debentures, together with a properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, to the exchange agent at its address before 5:00 p.m., New York City time on the expiration date. The method of delivery of old debentures, letters of transmittal and all other required documents is at the election and risk of the tendering holder. If delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used.
Instead of delivery by mail, it is recommended that each holder use an overnight or hand delivery service.
In all cases, sufficient time should be allowed to assure timely delivery.

     Any beneficial owner of the old debentures whose old debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old debentures in the exchange offer should contact that registered holder promptly and instruct that registered holder to tender on its behalf.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old debentures by causing DTC to transfer the old debentures into the exchange agent's account in accordance with DTC's procedures for such transfer. To be timely, book-entry delivery of old debentures requires receipt of a confirmation of a book-entry transfer before the expiration date. Although delivery of the old debentures may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), properly completed and executed, with any required signature guarantees and any other required documents or an agent's message (as described below), must in any case, be delivered to and received by the exchange agent at its address on or before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     DTC has confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program.
Accordingly, participants in DTC's Automated Tender
Offer Program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old debentures to the exchange agent in accordance with DTC's Automated Tender Offer
Program procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's Automated Tender Offer
Program that is tendering old debentures that are the subject of such book-entry confirmation, that the participant has received and agrees to be bound by the terms of the applicable letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and that we may enforce such agreement against that participant.

     Each signature on a letter of transmittal or a notice of withdrawal must be guaranteed unless the old debentures are tendered:

    * by a registered holder who has not completed the box entitled "Special Delivery Instructions"; or

    * for the account of an eligible institution (as described below).

If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, the signature must be guaranteed by a participant in a recognized Medallion Signature Program (a "Medallion
Signature Guarantor"). If the letter of transmittal is signed by a person other than the registered holder of the old debentures, the old debentures surrendered for exchange must be endorsed by the registered holder, with the signature guaranteed by a Medallion Signature
Guarantor. If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should sign in that capacity when signing. Such person must submit evidence satisfactory to us, in our sole discretion, of his authority to so act unless we waive such requirement.

     As used in this prospectus with respect to the old debentures, a "registered holder" is any person in whose name the old debentures are registered on the books of the registrar. An "eligible institution" is a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United
States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange
Act.

     All questions as to the validity, form,
eligibility (including time of receipt), acceptance and withdrawal of old debentures tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject old debentures not properly tendered and to reject any old debentures if acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to particular old debentures at any time, including the right to waive the ineligibility of any holder who seeks to tender old debentures in the exchange offer. The interpretation by us of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of old debentures for exchange must be cured within such period of time as we determine. Neither we nor the exchange agent is under any duty to give notification of defects in such tenders or will incur any liability for failure to give such notification. The exchange agent will use reasonable efforts to give notification of defects or irregularities with respect to tenders of old debentures for exchange but will not incur any liability for failure to give such notification.
Tenders of old debentures will not be deemed to have been made until such irregularities have been cured or waived.

     By tendering, you will represent to us that, among other things:

    * the new debentures to be received in the exchange offer are being acquired in the ordinary course of your business;

    * you do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the old debentures or the new debentures;

    * if you are a broker-dealer that acquired old debentures as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of new debentures acquired in the exchange offer;

    * you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of us; and

    * you are not acting on behalf of any person who could not truthfully make the foregoing representations.

In connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties contained in the letter of transmittal.

Guaranteed Delivery Procedures

     Holders who wish to tender their old debentures and:

    * whose old debentures are not immediately available, or

    * who cannot deliver their old debentures or any other documents required by the letter of transmittal to the exchange agent on or before the expiration date
       (or complete the procedure for book-entry transfer on a timely basis),

may tender their old debentures according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

    * tenders be made by or through an eligible institution and a notice of guaranteed delivery must be signed by such holder;

    * on or before the expiration date, the exchange agent receive from the holder and the eligible institution a properly completed and executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered old debentures, and the principal amount of tendered old debentures, which states that the tender is being made pursuant to the guaranteed delivery procedures and guaranteeing that, within four business days after the date of delivery of the notice of guaranteed delivery, the tendered old debentures in proper form for transfer or confirmation of a book-entry transfer of those old debentures into the exchange agent's account at DTC, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

    * properly completed and executed documents required by the letter of transmittal and the tendered old debentures in proper form for transfer or confirmation of a book-entry transfer of such old debentures into the exchange agent's account at DTC be received by the exchange agent within four business days after the expiration date.

Any holder who wishes to tender old debentures pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery and letter of transmittal relating to such old debentures before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Debentures for Exchange; Delivery of
New Debentures

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept old debentures that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The new debentures will be delivered promptly after acceptance of the old debentures. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old debentures, when, as and if we have given notice to the exchange agent.

Withdrawal Rights

     Tenders of the old debentures may be withdrawn by delivery of a written or facsimile transmission notice to the exchange agent, at its address set forth under "--The Exchange Agent; Assistance" at any time before 5:00 p.m., New York City time, on the expiration date.
Any such notice of withdrawal must:

    * specify the name of the person having deposited the old debentures to be withdrawn;

    *  identify the old debentures to be withdrawn
       (including the certificate number or numbers and principal amount of such old debentures), or, in the case of old debentures transferred by book-entry transfer, the name and number of the account at DTC to be credited;

   * be signed by the holder in the same manner as the original signature on the letter of transmittal by which old debentures were tendered, including any required signature guarantees, or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by us in our sole discretion, executed by the registered holder, with the signature guaranteed by a Medallion Signature Guarantor, together with the other documents required upon transfer by the indenture; and

    * specify the name in which the old debentures are to be re-registered, if different from the person who deposited the old debentures.

All questions as to the validity, form and eligibility
(including time of receipt) of such notices will be determined by us, in our sole discretion. The old debentures withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old debentures that have been tendered for exchange but are withdrawn will be returned to the holder without cost as soon as practicable after withdrawal. Properly withdrawn old debentures may be retendered pursuant to the procedures described under "--Procedures for Tendering Old
Debentures" at any time on or before the expiration date.

The Exchange Agent; Assistance

     The Bank of New York, a New York banking corporation, is the exchange agent. All tendered old debentures, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

     By Registered or Certified Mail:

     The Bank of New York
     101 Barclay Street, Floor 7-E
     New York, NY 10286
     Attention: Reorganization Section

     By Hand or Overnight Courier:

     The Bank of New York
     101 Barclay Street
     Corporate Trust Services Window
     Ground Level
     New York, NY 10286
     Attention: Reorganization Section

     By Facsimile: (212) 815-6339
     Attention:  Reorganization Section

     Confirm by Telephone (eligible institutions only): (212) 815-5920

Fees and Expenses

     We will bear the expenses of soliciting old debentures for exchange. The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

     We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with its services and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer.

     We will pay all transfer taxes, if any, applicable to the exchange of old debentures pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old debentures pursuant to the exchange offer, then the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

     The new debentures will be recorded at the same carrying value as the old debentures, as reflected in our accounting records on the date of the exchange.
Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new debentures.

Consequences of Not Exchanging Old Debentures

     As a result of this exchange offer, we will have fulfilled most of its obligations under the registration rights agreement, and holders who do not tender their old debentures, except for certain instances involving the initial purchasers or holders of old debentures who are not eligible to participate in the exchange offer or who do not receive freely transferrable new debentures pursuant to the exchange offer, will not have any further registration rights under the registration rights agreement or otherwise and will not have rights to receive additional interest. Accordingly, any holder that does not exchange its old debentures for new debentures will continue to hold the untendered old debentures and will be entitled to all the rights and subject to all the limitations applicable under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

     The old debentures that are not exchanged for new debentures pursuant to the exchange offer will remain restricted securities within the meaning of the Securities Act. In general, such old debentures may be resold only:

    *  to us or any of our subsidiaries;

    * pursuant to an effective registration statement under the Securities Act;

    * to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act;

    * to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act), that, prior to such transfer, furnishes or has furnished on its behalf by a U.S. broker-dealer to the trustee under the indenture a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old debentures, the form of which letter can be obtained from the trustee;

    * outside the United States in compliance with Regulation S under the Securities Act; or

    * pursuant to any other available exemption from registration under the Securities Act.

     We reserve the right prior to any offer, sale or other transfer pursuant to the last three bullet points above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to us to demonstrate that the transaction is permitted.

Resales of the New Debentures

     We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in the interpretive letters to third parties.
Based on these interpretations by the staff, and except as provided below, we believe that new debentures may be offered for resale, resold and otherwise transferred by a holder that participates in the exchange offer and is not a broker-dealer without further compliance with the registration and prospectus delivery provisions of the Securities Act. In order to receive new debentures that are freely tradeable, a holder must acquire the new debentures in the ordinary course of its business and may not participate, or have any arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the old debentures or the new debentures. Holders wishing to participate in the exchange offer must make the representations described in "--Procedures for Tendering Old Debentures" above.

     Any holder of old debentures:

    * who is our "affiliate" (as defined in Rule 405 under the Securities Act);

    * who did not acquire the new debentures in the ordinary course of its business; or

    * who intends to participate, or has an arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the old debentures or the new debentures, will be subject to separate restrictions. Each holder in any of the above categories:

    * will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

    * will not be permitted or entitled to tender old debentures in the exchange offer; and

    * must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of old debentures unless such sale is made pursuant to an exemption from such requirements.

     In addition, if you are a broker-dealer holding old debentures acquired for your own account, then you may be deemed a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities
Act in connection with any resales of your new debentures. Each broker- dealer that receives new debentures for its own account pursuant to the exchange offer must acknowledge that it acquired the old debentures for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those new debentures. The letter of transmittal states that by making the above acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
Based on the position taken by the SEC staff in the interpretive letters referred to above, we believe that broker-dealers who acquired old debentures for their own accounts, as a result of market-making or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the new debentures received upon exchange of old debentures (other than old debentures which represent an unsold allotment from the original sale of the old debentures) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such new debentures.
Accordingly, this prospectus, as it may be amended or supplemented, may be used by a Participating Broker-
Dealer during the period referred to below in connection with resales of new debentures received in exchange for old debentures where such old debentures were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we have agreed that this prospectus may be used by a Participating Broker-Dealer in connection with resales of such new debentures. See "Plan of

Distribution."
However, a Participating Broker-Dealer who intends to use this prospectus in connection with the resale of new debentures received in exchange for old debentures pursuant to the exchange offer must notify us, or cause us to be notified, on or before the expiration date of the exchange offer, that it is a Participating Broker-
Dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth under "--The Exchange Agent; Assistance." Any
Participating Broker-Dealer who is an "affiliate" of us may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each Participating Broker-Dealer who tenders old debentures pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that, upon receipt of notice from us of the occurrence of any event or the discovery of any fact which makes any statement contained in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such Participating Broker-Dealer will suspend the sale of new debentures pursuant to this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such Participating Broker-Dealer or we have given notice that the sale of the new debentures may be resumed, as the case may be.


               DESCRIPTION OF DEBENTURES

     The old debentures were, and the new debentures will be, issued under an indenture (the "Indenture") dated as of December 1, 1995, as supplemented and amended by a First Supplemental Indenture, dated as of June 1, 1999 between us and The Bank of New York, as
Trustee (the "Trustee"). The form and term of the new debentures are substantially identical to the form and term of the old debentures, except that the new debentures:

    *  will be registered under the Securities Act;

    * will not, except under limited circumstances, have registration rights or rights to additional interest;
       and

    * will not bear any securities laws legends restricting transfer.

The new debentures will be issued solely in exchange for an equal principal amount of old debentures. As of the date of this prospectus, $200 million aggregate principal amount of old debentures is outstanding. See
"The Exchange Offer." As used below, "debentures" refers to the old debentures and the new debentures.

     We have summarized selected provisions of the Indenture below. The summary is not complete. The
Indenture has been filed as an exhibit to the registration statement to which this prospectus is a part and is incorporated herein by reference. You should read the Indenture for provisions that may be important to you. Section references below are to the sections in the Indenture. Capitalized terms have the meanings assigned to them in the Indenture.

General

     The Indenture does not limit the amount of debt securities that we may issue and we may issue debt securities under the Indenture from time to time in one or more series. We have previously issued under the Indenture $200,000,000 aggregate principal amount of old debentures, $100,000,000 aggregate principal amount of our 6.70% notes due 2006 and $100,000,000 aggregate principal amount of our 7.375% notes due 2011.

     The new debentures will be unsecured and unsubordinated obligations of Kohl's Corporation and will rank equally and ratably with our other unsecured and unsubordinated obligations.

     The debentures will mature on June 1, 2029. The debentures are initially limited to $200,000,000 aggregate principal amount, but we may "reopen" the debentures series and issue additional debentures.
Interest on the debentures will be computed on the basis of a 360-day year of twelve 30-day months and will be payable on each June 1 and December 1 (each an "Interest Payment Date"), commencing on December 1,
1999. We will pay interest to the person in whose name a debenture is registered at the close of business on the May 15 or November 15, as the case may be, before such Interest Payment Date.

     We expect that payments of principal and interest to owners of book-entry interests (as described below) will be made in accordance with the procedures of DTC and its participants in effect from time to time. DTC shall act as the Depository, as described in the Indenture.

     The provisions of the Indenture relating to defeasance and covenant defeasance are applicable to the debentures.

     The Indenture does not contain covenants or other provisions designed to afford holders of the debentures protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

     The debentures constitute an obligation of Kohl's
Corporation, not of our subsidiaries. Our subsidiaries, however, own substantially all of our consolidated assets and conduct substantially all of our consolidated operations. As a result, the debentures are structurally subordinated to the prior claims of our subsidiaries' creditors (including trade creditors) and our subsidiaries' preferred stockholders, if any, except to the extent that Kohl's
Corporation may itself be a creditor with recognized claims against a subsidiary.

     The debentures will be issued in fully registered book-entry form without coupons in denominations of not less than $100,000 and integral multiples of $1,000.
We do not intend to apply for the listing of the debentures on a national securities exchange. No service charge will be made for any transfer or exchange of the debentures, but we may require payment of any tax or other governmental charge payable in connection with any transfer or exchange. (Sections
2.1, 2.3 and 2.8)

Optional Redemption

     We will have the right to redeem the debentures at any time, in whole or in part, upon at least 30 days notice mailed to the registered address of each holder of the debentures. We will pay a redemption price equal to the greater of (1) 100% of the principal amount of the debentures to be redeemed or (2) the sum of the present values of the Remaining Scheduled
Payments discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus twenty-five basis points.

     If we redeem any debentures, accrued interest on those debentures will be payable to the redemption date.

     "Treasury Rate" means, for any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

     "Comparable Treasury Issue" means the United
States Treasury security, selected by a Reference
Treasury Dealer appointed by us, as having a maturity comparable to the remaining term of the debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those debentures.

     "Comparable Treasury Price" means, for any redemption date, (1) the average of the Reference
Treasury Dealer Quotations for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (2) if the
Trustee obtains fewer than five Reference Treasury
Dealer Quotations, the average of all the quotations.

     "Reference Treasury Dealer" means any nationally recognized investment banking firm that is a primary
U.S. Government securities dealer.

     "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue
(expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 3:30 p.m., New York
City time, on the third business day preceding that redemption date.

     "Remaining Scheduled Payments" means, for each debenture to be redeemed, the remaining scheduled payments of principal and interest on that debenture that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to that debenture, the amount of the next succeeding scheduled interest payment on that debenture will be reduced by the amount of interest accrued on the debenture to the redemption date.

     On and after the redemption date, interest will cease to accrue on the debentures or any portion of the debentures called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the debentures to be redeemed on that date.
If less than all of the debentures are to be redeemed, the debentures to be redeemed shall be selected by the Trustee by any method as the Trustee shall deem fair and appropriate.

     The debentures will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions.

Merger and Consolidation

     The Indenture provides that we may, without the consent of the holders of the debentures, consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, as long as:

    *  the successor corporation is a domestic
       corporation that assumes by a supplemental indenture our obligations under the Indenture and the debt securities;

    * immediately after the transaction, no Event of Default shall have happened and be continuing; and

    * if an Operating Property would become subject to a Mortgage which would not be permitted under the Indenture, the debt securities are secured, equally and ratably with (or prior to) all Indebtedness so secured.

     Upon compliance with these requirements by a
successor corporation (except in the case of a lease),
we would be relieved of our obligations under the
Indenture and the debt securities. (Sections 5.1 and
5.2)

Events of Default

     "Event of Default" under the Indenture means any of the following with respect to debt securities of any series (Section 6.1):

    * default in payment of any interest on any debt security of that series when due and payable, continued for 30 days;

    * default in payment of all or any part of principal of or premium, if any, on any debt security of that series at its maturity;

    * default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

    * default in the performance or breach of any other covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere applicable in the Indenture specifically dealt with or which has been included in the Indenture solely for the benefit of series of debt securities other than that series), continued for 60 days after written notice as provided in the Indenture;

    * acceleration of any indebtedness, having an aggregate minimum principal amount of $25 million, for money borrowed by Kohl's Corporation under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the Indenture;

    * certain events in bankruptcy, insolvency or reorganization pertaining to Kohl's Corporation as described in the Indenture; and

    * any other Event of Default provided with respect to debt securities of that series.

     No Event of Default with respect to a particular series of debt securities issued under the Indenture
(except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities issued under the Indenture. (Section 6.1)

     If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in principal amount of the debt securities of that series may, by a notice in writing to us (and to the Trustee if given by holders), declare the entire principal of all the debt securities of that series to be due and payable immediately (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series). However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to conditions described in the Indenture, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to debt securities of that series have been cured or waived as provided in the Indenture. (Section 6.2) For information as to waiver of defaults, see "Modification and Waiver."

     The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or discretion of any of the holders, unless those holders shall have offered to the Trustee reasonable security and indemnity. (Section 7.1) Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.
(Section 6.12)

     No holder of any debt security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Indenture, unless:

    * the holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series;

    * the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee; and

    * the Trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 6.7)

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and any interest on the debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of that payment. (Section 6.8)

     We are required to furnish to the Trustee annually a statement regarding our compliance with the Indenture. (Section 4.8) The Indenture provides that the Trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal, any premium, interest or any sinking fund payments) with respect to debt securities of that series if it considers it in the interest of the holders of debt securities of that series to do so.
(Section 7.5)

Modification and Waiver

     We and the Trustee may modify and amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

    * change the stated maturity date of the principal of, or any installment of principal of or interest on, any debt security;

    * reduce the principal, premium (if any) or any interest on, any debt security or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration;

    * change the place or currency of payment of principal or interest on any debt security;

    * impair the right to institute suit to enforce any payment after the stated maturity date; or

    * reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Sections 9.2 and 9.3)

     The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as that series is concerned, our compliance with specified restrictive provisions of the Indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the Indenture with respect to that series. They may not waive a default in the payment of the principal of (or premium, if any) or any interest on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 6.13)

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

     Defeasance and Discharge. The Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations with respect to the debt securities of any series upon the deposit with the Trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of those U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal
(and premium, if any) and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the Indenture and the debt securities. A discharge may only occur if we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the federal income tax law, in each case to the effect that holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. A discharge will not be applicable to any debt securities of any series then listed on the New
York Stock Exchange or any other securities exchange if such deposit would cause the debt securities to be delisted. In addition, the discharge will not apply to our obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, to maintain paying agencies and to hold moneys for payment in trust. (Section 8.3)

     Defeasance of Certain Covenants. The Indenture provides that unless otherwise provided by the terms of the applicable series of debt securities:

    * we may omit to comply with certain restrictive covenants set forth in the Indenture, including the restrictive covenants described under the caption
       "Certain Covenants," and

    * a cross acceleration constituting an Event of Default under the Indenture shall be inapplicable to such series.

In order to exercise such option, we will be required to deposit irrevocably with the Trustee money and/or
U.S. government obligations which through the payment of interest and principal of those U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the debt securities of the series on the stated maturity of such payments in accordance with the terms of the Indenture and the debt securities. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes as a result of our deposit and related covenant defeasance and will be subject to United
States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance not occurred. (Section 8.4)

     Defeasance and Events of Default. In the event we exercise our option to omit compliance with certain covenants of the Indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we would remain liable for such payments.

Concerning the Trustee

     The Bank of New York is the Trustee under the Indenture. The Bank of New York maintains normal banking relations with us, including participating in and acting as Administrative Agent under our revolving credit agreement. The Trustee is an affiliate of BNY
Capital Markets, Inc., one of the initial purchasers.

Certain Covenants

     Restrictions on Liens. The Indenture contains a covenant that we will not, and we will not permit any of our Restricted Subsidiaries to, issue, assume or guarantee any Indebtedness secured by any Mortgage upon any Operating Property or Operating Asset of Kohl's
Corporation or any Restricted Subsidiary without securing the debt securities (and, if we so determine, any other Indebtedness ranking equally with the debt securities) equally and ratably with such Indebtedness.

     This covenant will not prevent us or any of our Restricted Subsidiaries from issuing, assuming or guaranteeing:

    * Any purchase money Mortgage on such property simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a "substantial improvement") of such property, or (2) the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement;

    * An existing Mortgage on property not previously owned by Kohl's Corporation or a Restricted Subsidiary, including in each case Indebtedness incurred for reimbursement of funds previously expended for any substantial improvements to or acquisitions of property. However:

       -  The Mortgage must be limited to any or all of
          (1) such acquired or constructed property or substantial improvement (including accretions thereto), (2) the real property on which any construction or substantial improvement occurs or (3) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs; and

       - The total amount of the Indebtedness secured by the Mortgage, together with all other
          Indebtedness to persons other than Kohl's
          Corporation or a Restricted Subsidiary
          secured by Mortgages on such property, shall not exceed the lesser of (1) the total costs of such Mortgaged property, including any costs of construction or substantial improvement, or (2) the fair market value of the property immediately following the acquisition, construction or substantial improvement;

    * Any Mortgage on real property or, with respect to distribution centers, on equipment used directly in the operation of, or the business conducted on, such Mortgaged real property, which is the sole security for
       Indebtedness:

       - Incurred within three years after the latest of (1) the date of issuance of the first series of debt securities under the Indenture
          (February 6, 1996), (2) the date of the
          acquisition of the real property or (3) the date of the completion of construction or substantial improvement on such real property;

       - Incurred for the purpose of reimbursing us or our Restricted Subsidiary for the cost of acquisition and/or the cost of improvement of such real property and equipment;

       -  The amount of which does not exceed the
          lesser of the aggregate cost of the real property, improvements and equipment or the fair market value of that real property, improvements and equipment; and

       - The holder of which shall be entitled to enforce payment of such Indebtedness solely by resorting to the security for such Mortgage, without any liability on the part of Kohl's Corporation or a Restricted
          Subsidiary for any deficiency;

    * Mortgages existing on the date of the Indenture, Mortgages on assets of a Restricted Subsidiary existing on the date it became a subsidiary or Mortgages on the assets of a subsidiary that is newly designated as a Restricted Subsidiary if the Mortgage would have been permitted under the provisions of this paragraph if such Mortgage was created while the Subsidiary was a Restricted Subsidiary;

    * Mortgages in favor of Kohl's Corporation or a Restricted Subsidiary;

    * Mortgages securing only the Indebtedness issued under the Indenture; and

    * Mortgages to secure Indebtedness incurred to extend, renew, refinance or replace Indebtedness secured by any Mortgages referred to above, provided that the principal amount of the extended, renewed, refinanced or replaced Indebtedness does not exceed the principal amount of Indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Mortgage applies only to the same property or assets subject to the prior permitted Mortgage (and, in the case of real property, improvements). (Section 4.5)

     As of May 1, 1999, we had less than $2.0 million of Indebtedness secured by a Mortgage on an Operating
Property.

     Restrictions on Sale and Leaseback Transactions.
The Indenture contains a covenant that we will not, and will not permit our Restricted Subsidiaries to, enter into any arrangement with any person providing for the leasing by Kohl's Corporation or any Restricted
Subsidiary of any Operating Property or Operating Asset that has been or is to be sold or transferred by Kohl's
Corporation or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") without equally and ratably securing the debt securities (and, if we shall so determine, any other
Indebtedness ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by our Board of Directors to be fair and arms'-length and either:

    * Within 180 days after the receipt of the proceeds of the sale or transfer, Kohl's Corporation or any Restricted Subsidiary, applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of our Senior Funded Debt; or

    * Kohl's or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Indebtedness secured by a Mortgage on such Operating Property or Operating Assets, in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the "Restrictions on Liens" described above.

       The foregoing restriction will not apply to:

       - Any Sale and Leaseback Transaction for a term of not more than three years including renewals;

       -  Any Sale and Leaseback Transaction with
          respect to Operating Property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such Operating
          Property) if a binding commitment with
          respect thereto is entered into within three years after the latest of (1) the date of issuance of the first series of debt securities under the Indenture (February 6, 1996) or (2) the date such Operating Property was acquired;

       -  Any Sale and Leaseback Transaction with
          respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or

       -  Any Sale and Leaseback Transaction between
          Kohl's Corporation and a Restricted
          Subsidiary or between Restricted Subsidiaries provided that the lessor shall be Kohl's
          Corporation or a Wholly Owned Restricted
          Subsidiary. (Section 4.6).

     Exempted Debt. Notwithstanding the restrictions in the Indenture on Mortgages and Sale and Leaseback
Transactions, Kohl's Corporation or its Restricted
Subsidiaries may, in addition to amounts permitted under such restrictions, issue, assume or guarantee
Indebtedness secured by Mortgages, or enter into Sale and Leaseback Transactions, provided that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Mortgages plus
Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 15% of Consolidated Net Tangible Assets. (Sections 4.5 and 4.6)

Certain Definitions

     For purposes of the Indenture:

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction
(including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capitalized Lease Obligations" means obligations created pursuant to leases which are required to be shown on the liability side of a balance sheet in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of Kohl's Corporation and its Restricted Subsidiaries after deducting (1) all liability items except Funded Debt, Capitalized Lease
Obligations, stockholders' equity and reserves for deferred income taxes, (2) all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization, and (3) all amounts which would be so included on such balance sheet in respect of Investments (less applicable reserves) in Unrestricted Subsidiaries in excess of the amount of such Investments at November 25, 1995 (approximately
$74.3 million).

     "Funded Debt" means Indebtedness which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date. Funded Debt does not include (1) obligations created pursuant to leases, (2) any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such Indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or
(3) any Indebtedness for the payment or redemption of which money in the necessary amount shall have deposited in trust either at or before the maturity date thereof.

     "Indebtedness" means indebtedness for borrowed money and indebtedness under purchase money mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such person to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, guarantees by such person of such indebtedness, and indebtedness for borrowed money secured by any mortgage, pledge or other lien or encumbrance upon property owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

     "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of Kohl's Corporation or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of Indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of Kohl's Corporation or any Restricted Subsidiary arising from transactions in the ordinary course of business of Kohl's Corporation or any Restricted Subsidiary.

     "Mortgage" means any mortgage, security interest, pledge, lien or other encumbrance.

     "Operating Assets" means all merchandise inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by Kohl's Corporation or a Restricted Subsidiary.

     "Operating Property" means all real property and improvements thereon owned by Kohl's Corporation or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located. This term does not include any store, warehouse, service center or distribution center that our Board of Directors declares by resolution not to be of material importance to the business of Kohl's Corporation and its Restricted Subsidiaries.

     "Restricted Subsidiary" means Kohl's Department
Stores, Inc. and any other Subsidiary so designated by the Board of Directors or duly authorized officers of Kohl's Corporation in accordance with the Indenture provided that (a) the Board of Directors or duly authorized officers of Kohl's Corporation may, subject to certain limitations, designate any Unrestricted
Subsidiary as a Restricted Subsidiary and any Restricted Subsidiary (other than Kohl's Department
Stores, Inc.) as an Unrestricted Subsidiary and (b) any
Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more
Unrestricted Subsidiaries shall be an Unrestricted
Subsidiary. As of the date of this offering memorandum, Kohl's Department Stores, Inc. is the only Restricted
Subsidiary.

     "Senior Funded Debt" means all Funded Debt of
Kohl's Corporation or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities).

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by Kohl's Corporation, or by Kohl's Corporation and one or more Subsidiaries, or by any one or more Subsidiaries.

     "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

Global Notes and Book-Entry System

     Except as described below, the new debentures will be represented by one or more Global Notes if the old debentures are so represented. We will deposit the Global Notes representing these new debentures with DTC, and the Global Notes will be registered in the name of DTC or its nominee.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a direct or indirect custodial relationship with a participant
("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

     Upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the Global Notes to the accounts of the persons who have accounts with DTC.
Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC
("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the debentures represented by such Global Note for all purposes under the Indenture and the debentures. Except as set forth herein, owners of beneficial interests in the Global Note will not be entitled to have debentures represented by such Global
Note registered in their names, will not receive or be entitled to receive physical delivery of debentures in definitive certificated form, and will not be considered holders of the debentures for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the Global
Notes desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interest to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of the principal of, premium, if any, and interest on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner.
Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the Global Note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.
The participants will be responsible for such payments.

     If DTC is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within ninety days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the debentures, then we will issue in definitive registered form in exchange for the Global Note representing the debentures. In addition, we may at any time and in our sole discretion determine not to have the debentures represented by one or more
Global Notes and, in such event, will issue debentures in definitive registered form in exchange for all the Global Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of debentures equal in principal amount to its beneficial interest and to have the debentures registered in its name. We expect that instructions for registering the debentures in definitive form would be based upon directions received from the DTC with respect to ownership of the beneficial interests in the Global Note.

     Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time.
Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     We have been informed by DTC that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems."
We have also been informed by DTC that it has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete.
Additionally, DTC has informed us that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, we have been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed us that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed us that it is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided by it for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


       CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations of the issuance of the new debentures and the exchange offer. This summary does not discuss all aspects of federal income taxation that may be relevant to particular holders of new debentures, especially in light of a holder's personal investment circumstances, or to certain types of holders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations and foreign corporations and individuals who are not citizens or residents of the United States) and does not discuss any aspects of state, local or foreign taxation. This discussion is limited to those holders who will hold the new debentures as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

     This summary is based upon laws, regulations, rulings and decisions now in effect and upon proposed regulations, all of which are subject to change
(possibly with retroactive effect) by legislation, administrative action or judicial decision.

     Exchange Offer. The exchange of old debentures for new debentures pursuant to the exchange offer should not be treated as a taxable "exchange" because the new debentures should not be considered to differ materially in kind or extent from the old debentures.
Rather, the new debentures received by a holder of the old debentures should be treated as a continuation of the old debentures. As a result, there should be no gain or loss to holders exchanging the old debentures for the new debentures pursuant to the exchange offer.

     Interest. A holder will be required to include in gross income the stated interest on the old debentures or the new debentures in accordance with the holder's method of tax accounting. In addition, a holder will be required to include in gross income amortization of the original issuance discount attributable to the old debentures (which is the difference between the face amount of the old debentures and their original purchase price). Because the tax basis of the old debentures carries over to the new debentures
(discussed below), the amortization of the original issuance discount will apply to the new debentures.

     Tax Basis. Generally, a holder's tax basis in a debenture will initially be the holder's purchase price for the debenture, and will be increased by the amount of amortization of original issuance discount, and will be decreased by the amount of any principal payments received. If a holder exchanges an old debenture for a new debenture pursuant to the exchange offer, the tax basis of the new debenture immediately after such exchange should equal the holder's tax basis in the old debenture immediately prior to the exchange.

     Sale. The sale, exchange or other disposition of a debenture (other than pursuant to the exchange offer) generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (a) the amount of cash plus the fair market value of any property received upon such sale, exchange or other taxable disposition of a debenture (other than in respect of accrued interest on the debenture) and
(b) the holder's adjusted tax basis in such debenture.
Such gain or loss will be capital gain or loss and would be long-term capital gain or loss if the notes were held by the holder for the applicable holding period (currently more than one year) at the time of such sale or other disposition. The holding period of each new debenture would include the holding period of the old debentures exchanged therefor.

     Purchasers of Debentures at Other than Original
Issuance. The above summary does not discuss special rules which may affect the treatment of purchasers that acquire debentures other than at original issuance, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." Any such purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership and disposition of debentures.

     Backup Withholding. Unless a holder or other payee provides his correct taxpayer identification number (employer identification number or social security number) to us (as payor) and certifies that such number is correct, under the federal income tax backup withholding rules, generally 31% of (a) the interest paid on the debentures, and (b) proceeds of sale or other disposition of the debentures must be withheld and remitted to the United States Department of Treasury. Therefore, each holder should complete and sign the Substitute Form W-9 so as to provide the information and certification necessary to avoid backup withholding. However, certain exchanging holders
(including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt foreign recipient, that exchanging holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status.

     Withholding is not an additional federal income tax. Rather, the federal income tax payable by a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     The foregoing summary is included for general information only. Each holder of debentures should consult its tax advisor as to the specific tax consequences to it of the exchange offer, including the application of and effect of state, local, foreign and other tax laws.


                 PLAN OF DISTRIBUTION

     Each broker-dealer that receives new debentures for its own account as a result of market-making activities or other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new debentures. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new debentures received in exchange for old debentures where such old debentures were acquired as a result of market-making activities or other trading activities.

     We will receive no proceeds in connection with the exchange offer or any sale of new debentures by broker-dealers. New debentures received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such new debentures. Any broker-dealer that resells new debentures that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new debentures may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new debentures and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.
The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities
Act.


                     LEGAL MATTERS

     Certain legal matters or in connection with the new debentures will be passed upon for us by Godfrey &
Kahn, S.C., Milwaukee, Wisconsin.  Mr. Peter M.
Sommerhauser is a director of Kohl's and a shareholder and a member of the Management Committee of Godfrey &
Kahn, S.C. As of March 31, 1999, Mr. Sommerhauser had voting and investment control of 16,721,173 shares of common stock of Kohl's or 10.3% of the outstanding shares.

                        EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended January 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                     $200,000,000

                    Exchange Offer





                  Kohl's Corporation


          7 1/4% Debentures due June 1, 2029




                 ____________________

                      PROSPECTUS

                 ____________________

                        PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section   180.0851   of  the  Wisconsin   Business
Corporation  Law (the "WBCL") requires the  Company  to
indemnify  a  director or officer, to the  extent  such
person is successful on the merits or otherwise in  the
defense  of  a  proceeding for all reasonable  expenses
incurred in the proceeding, if such person was a  party
to  such proceeding because he or she was a director or
officer of the Company unless it is determined that  he
or she breached or failed to perform a duty owed to the
Company   and  such  breach  or  failure   to   perform
constitutes:  (i) a willful failure to deal fairly with
the  Company or its shareholders in connection  with  a
matter  in which the director or officer has a material
conflict of interest; (ii) a violation of criminal law,
unless the director or officer had reasonable cause  to
believe  his  or  her  conduct was  unlawful;  (iii)  a
transaction from which the director or officer  derived
an   improper   personal  profit;   or   (iv)   willful
misconduct.

     Section 180.0858 of the WBCL provides that subject
to  certain  limitations, the mandatory indemnification
provisions  do  not  preclude any additional  right  to
indemnification  or  allowance  of  expenses   that   a
director or officer may have under the article of incorporation or bylaws of the Company, a written agreement between the director or officer and the Company, or a resolution of the Board of Directors or the shareholders.

     Unless   otherwise  provided  in   the   Company's
articles of incorporation or bylaws, or by written agreement between the director or officer and the Company, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL: (i) by majority vote of a disinterested quorum of the board of directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee; (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

     Reasonable  expenses incurred  by  a  director  or
officer  who  is  a  party  to  a  proceeding  may   be
reimbursed by the Company, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the Company written affirmation of his or her good faith that he or she has not breached or failed to perform his or her duties and written confirmation to repay any amounts advanced if it is determined that indemnification by the Company is not required.

     Section 180.0859 of the WBCL provides that  it  is
the  public policy of the State of Wisconsin to require
or  permit  indemnification, allowance of  expenses  or
insurance  to  the extent required or  permitted  under
Sections  180.0850  or 180.0858 of  the  WBCL  for  any
liability  incurred  in connection  with  a  proceeding
involving   a  federal  or  state  statute,   rule   or
regulation regulating the offer, sale or purchase of securities.

     As  permitted by Section 180.0858, the Company has
adopted indemnification provisions in its By-Laws which
closely  track the statutory indemnification provisions
with  certain exceptions.  In particular, Article  VIII
of  the  Company's By-Laws, among other items, provides
(i)  that an individual shall be indemnified unless  it
is   proven  by  a  final  judicial  adjudication  that
indemnification  is  prohibited  and  (ii)  payment  or
reimbursement   of   expenses,   subject   to   certain
limitations, will be mandatory rather than permissive.

     Through insurance, the officers and directors of the Company are also insured for acts or omissions related to the conduct of their duties. The insurance covers certain liabilities which may arise under the Securities Act of 1933, as amended.

     Under Section 180.0828 of the WBCL, a director of the Company is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it shall be proved that the director's conduct constituted conduct described in the first paragraph of this item.

ITEM 21.  Exhibits and Financial Statement Schedules

     (a)    Exhibits

            1    Purchase Agreement, dated as of May
                 26, 1999, between Kohl's Corporation,
                 Merrill Lynch & Co., Merrill Lynch,
                 Pierce, Fenner & Smith Incorporated,
                 Morgan Stanley & Co. Incorporated, BNY
                 Capital Markets, Inc. and Banc One Capital
                 Markets, Inc.

          4.1 Indenture, dated December 1, 1995, between Kohl's Corporation and The Bank of New York, as trustee, incorporated herein by reference to exhibit 4.3 of the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.

         4.2 First Supplemental Indenture, dated June 1, 1999, between Kohl's Corporation and The Bank of New York, as trustee.

         4.3   Registration Rights Agreement, dated as of
               June 1, 1999, between Kohl's Corporation, Merill
               Lynch, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, BNY Capital Markets, Inc. and Banc One Capital Markets, Inc.

         5 Opinion of Godfrey & Kahn, S.C. as to the legality of the securities being registered.

         12    Computation of Ratio of Earnings to Fixed
               Charges, incorporated herein by reference to exhibit 12.1 of the Company's Quarterly
               Report on Form 10-Q for the fiscal quarter ended May 1, 1999.

        23.1   Consent of Ernst & Young LLP.

        23.2   Consent of Godfrey & Kahn, S.C. (contained in Exhibit 5).

        24     Powers of attorney (contained on the
               signature page to this Registration Statement).

        25     Form T-1 Statement of eligibility under
               the Trust Indenture Act of 1939 of The
               Bank of New York.

        99.1   Form of Letter of Transmittal.

        99.2   Form of Letter to Brokers, Dealers, Commercial
               Banks, Trust Companies and Other Nominees.

        99.3   Form of Letter to Clients.

        99.4   Form of Notice of Guaranteed Delivery.

     (b)  Not Applicable.

     (c)  Not Applicable.

ITEM 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i)  To include any prospectus required by section
             10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the
          Securities Exchange Act of 1934 that is
          incorporated by reference in this Registration
          Statement shall be deemed to be a new
          Registration Statement relating to the
          securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item
          20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,   the  registrant  has  duly   caused   this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menomonee Falls, State of Wisconsin, on July 15, 1999.

                                KOHL'S CORPORATION


                                By: /s/  William S. Kellogg
                                   ------------------------
                                   William S. Kellogg
                                   Chairman of the Board

                   POWER OF ATTORNEY

     Each person whose signature appears below appoints
William  S. Kellogg, R. Lawrence Montgomery  and  Kevin
Mansell,  and  each  of them, as his  true  and  lawful
attorney-in-fact   and  agent  with   full   power   of
substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/William S. Kellogg                    /s/R. Lawrence Montgomery
---------------------------              -----------------------------
William S. Kellogg                       R. Lawrence Montgomery
Chairman and Director                    Vice Chairman, Chief Executive
                                         Officer and Director

/s/Kevin Mansell                        /s/Arlene Meier
--------------------------              -------------------------------------
Kevin Mansell                           Arlene Meier, Chief Financial Officer
President and Director                  (Principal Financial and Accounting
                                         Officer)

/s/Jay Baker                            /s/James Ericson
-------------------------               -----------------------------------
Jay Baker                               James Ericson
Director                                Director


-------------------------               -----------------------------------
John F. Herma                           Frank V. Sica
Director                                Director

                                        /s/Peter M. Sommerhauser
------------------------                -----------------------------------
Herbert Simon                           Peter M. Sommerhauser
Director                                Director


-------------------------
R. Elton White
Director

Dated:  July 15, 1999